To:

Adil Bin Salim Bin Sulaiman Al Fairuz

Sadiq Bin Salim Bin Sulaiman Al Fairuz

Yasser Bin Salim Bin Sulaiman Al Fairuz

Sulaiman Bin Salim Bin Sulaiman Al Fairuz

Mahmood Bin Salim Bin Sulaiman Al Fairuz

(Each an “AFM Shareholder” and together the “AFM Shareholders”)

P.O. Box 330

Postal Code 113, Muscat

Sultanate of Oman

And to:

Al Fairuz Mining Company LLC

P.O. Box 330

Postal Code 113, Muscat

Sultanate of Oman

Dear Sirs.

Re: Share Swap by AFM Shareholders

1.

We refer to the earn-in agreement entered into among Al Fairuz Mining Company LLC (“Al Fairuz”), the AFM Shareholders and African Precious Minerals Limited (“APM”) on or about October 27, 2009 (the “Earn-In Agreement”) and which came into force on 4 January 2010 following satisfaction of the suspensive conditions under the Earn-In Agreement in accordance with its terms; (b) the Novation Agreement entered into among Al Fairuz, the AFM Shareholders, APM and APM Mining Limited (“APM Mining”) on 20 January 2010 (the “Novation Agreement”) and which came into force on 8 February 2010 following satisfaction of the condition precedents under the Novation Agreement in accordance with its terms; and (c) the letter agreement relating to the proposed acquisition by Gentor Resources, Inc. (“Gentor”) of the entire issued share capital of APM Mining entered into between the AFM Shareholders, Al Fairuz, APM and APM Mining on or about 16 February 2010.

2.

It is recorded that pursuant to clauses 3.1 and 3.2 of the Earn-in Agreement (as novated by the Novation Agreement), APM Mining is entitled, upon completion of a bankable feasability study over the Block 5 project, to earn a 50% participating interest in the Block 5 project and subsequently also a 50% interest in the share capital of AL Fairuz.

3.

It is further recorded pursuant to the terms of a stock exchange agreement, Gentor Resources Inc. (“Gentor”) intends to acquire the entire issued share capital of APM Mining, such that APM Mining will become a wholly owned subsidiary of Gentor Resources Inc. (the “Gentor Transaction”).

4.

APM Mining wishes to agree to the exchange (the “Exchange”) by the AFM Shareholders of such number of shares in Al Fairuz which constitutes 15% (fifteen per cent) of the total share capital of Al Fairuz at the end of the Exploratory Period (as defined in the Earn In Agreement) or such earlier time as may agreed to the Parties in writing as an amendment to the Earn In Agreement, in exchange for 2,500,000 shares in Gentor Resources Inc., at a value of US$1 (one U.S dollar) each and having a total value of US$2,500,000 (the “AFM Gentor Shares”).

5.

APM Mining will procure that Gentor will issue the AFM Gentor Shares to Yasser Al Fairuz on behalf of the AFM Shareholders, and will deliver share certificate(s) representing same in the name of Yasser Al Fairuz, no later than 21 (twenty-one) calendar days after the completion of the signing of this agreement.

The AFM Shareholders acknowledge and agree that the AFM Gentor Shares must be held in escrow for a 12 month period or earlier as the parties may agree.

6.

It is agreed that the exchange of shares contemplated in paragraph 4 above will result in the AFM Shareholders being entitled to a 35% participating interest in the Block 5 project, and Gentor, through its wholly owned subsidiary APM Mining will, upon completion of the bankable feasibility study over the Block 5 Project, be entitled to a 65%participating interest in the Block 5 project, and subsequently also to a 65% participating interest in the share capital of Al Fairuz. It is clarified that APM Mining would not be liable to pay any additional amount for the acquisition of the additional 15% participating interest and 15% shareholdings in Al Fairuz as contemplated herein, except for the nominal consideration of RO One only for the transfer to APM Mining of 15% of the shares in Al Fairuz.

7.

It is further agreed that all references in the Earn In Agreement (as novated by the Novation Agreement), including in clause 3 thereof, to a 50% participating interest of ARM Mining be and are hereby amended to refer to a 65% participating interest. This letter constitutes an amendment of the Earn In Agreement for the purposes of clause 22 thereof.  This amendment will come into effect on the date, the Gentor shares are transferred as under class 5.

8.

This letter agreement shall be governed by and construed in accordance with the laws of the Sultanate of Oman and each of Al Fairuz, the AFM Shareholders and APM Mining agrees that any dispute under or in connection with this letter (including, without limitation, its creation, legal or other effect or any of its terms) shall be settled by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce. All submissions, awards, pleadings and proceedings in connection with any such arbitration shall be in English and the seat of such arbitration shall be Muscat, Sultanate of Oman.

Signed at London on this 25th day of February, 2010.

/s/ Peter Ruxton

_________________________

Peter Ruxton

For and on behalf of APM Mining Limited

_______________________________________________________________________________________

THE CONTENTS OF THE ABOVE LETTER ARE AGREED TO AND ACCEPTED BY:

/s/ Yasser Al Fairuz

28/2/2010

___________________________________________

For and on behalf of Al Fairuz Mining Company LLC

/s/ Adil Bin Salim Bin Sulaiman Al Fairuz

28/2/2010

___________________________________________

Adil Bin Salim Bin Sulaiman Al Fairuz

/s/ Sadiq Bin Salim Bin Sulaiman Al Fairuz

28/2/2010

___________________________________________

Sadiq Bin Salim Bin Sulaiman Al Fairuz

/s/ Yasser Bin Salim Bin Sulaiman Al Fairuz

28/2/2010

___________________________________________

Yasser Bin Salim Bin Sulaiman Al Fairuz

/s/ Sulaiman Bin Salim Bin Sulaiman Al Fairuz

28/2/2010

___________________________________________

Sulaiman Bin Salim Bin Sulaiman Al Fairuz

/s/ Mahmood Bin Salim Bin Sulaiman Al Fairuz

28/2/2010

___________________________________________

Mahmood Bin Salim Bin Sulaiman Al Fairuz